Exhibit 99.1

Altitude Acquisition Corp. Announces Intent to Adjourn Special Meeting to Approve Extension Proposal

Atlanta, GA June 3, 2022 – Altitude Acquisition Corp. (“ALTUU”)(Nasdaq: ALTUU, ALTU, ALTUW), announced today that it intends to adjourn, without conducting any business, the special meeting of its stockholders to be held with respect to the extension of the time ALTUU has to consummate an initial business combination (the “Extension Meeting”), which is scheduled to occur at 12:00 p.m., Eastern time, on June 7, 2022, and reconvene at 10:30 a.m., Eastern time, on June 10, 2022, in order to solicit additional proxies for the Extension Meeting. The Extension Meeting will still be held virtually at http://www.cstproxy.com/altitudeac/2022.

In connection with the adjournment of the Extension Meeting, ALTUU is extending the deadline for holders of its Class A common stock to exercise their right to redeem their shares for their pro rata portion of the funds available in ALTUU’s trust account, or to withdraw any previously delivered demand for redemption, to 5:00 p.m., Eastern time, on June 9, 2022 (one business day before the Extension Meeting).

Stockholders of record as of May 2, 2022 are entitled to vote at the Extension Meeting. Stockholders who have not yet done so are encouraged to vote as soon as possible. If any such stockholders have questions or need assistance in connection with the Extension Meeting, please contact ALTUU’s proxy solicitor, Morrow Sodali LLC, by calling (800) 662-5200, or banks and brokers can call collect at (203) 658-9400, or by emailing ALTU.info@investor.morrowsodali.com.

About Altitude Acquisition Corp.

Altitude Acquisition Corp. (Nasdaq: ALTUU, ALTU, ALTUW) is blank check company newly incorporated as a Delaware corporation for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities. Altitude has focused its efforts on identifying a prospective target business with travel, travel technology and travel-related businesses with either business-to-business (“B2B”) or business-to-consumer (“B2C”) focuses, that have compelling growth opportunities with strong underlying demand drivers which include travel-related platforms including, but not limited to, travel booking engines; revenue, payment and expense management services; travel management companies; alternative accommodation and mobile-based travel solutions.

Additional Information and Where to Find It

ALTUU has filed a definitive proxy statement (the “Extension Proxy Statement”) to be used at the Extension Meeting to approve an extension of time in which ALTUU must complete an initial business combination or liquidate the trust account that holds the proceeds of ALTUU’s initial public offering (the “Extension”). ALTUU has mailed the Extension Proxy Statement to its stockholders of record as of May 2, 2022 in connection with the Extension. Investors and security holders of ALTUU are advised to read the Extension Proxy Statement and any amendments thereto, because these documents will contain important information about the Extension and ALTUU. Stockholders will also be able to obtain copies of the Extension Proxy Statement, without charge, at the SEC’s website at www.sec.gov or by directing a request to: Altitude Acquisition Corp., 400 Perimeter Center Terrace Suite 151, Atlanta, GA 30346.

Participants in the Solicitation

ALTUU and its directors and executive officers may be considered participants in the solicitation of proxies with respect to the Extension under the rules of the SEC. Information about the directors and executive officers of ALTUU and a description of their interests in ALTUU and the Extension are set forth in ALTUU’s Annual Report on Form 10-K for the year ended December 31, 2021, which was filed with the SEC on Mach 29, 2022 (the “Annual Report”) and the definitive Extension Proxy Statement, which was filed with the SEC on May 10, 2022. These documents can be obtained free of charge from the sources indicated above.

Forward-Looking Statements

Certain statements made in this release are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside ALTUU’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: the risk that approval of ALTUU’s stockholders for the Extension is not obtained; the inability of ALTUU to enter into a definitive agreement with respect to an initial business combination within the time provided in ALTUU’s amended and restated certificate of incorporation; the level of redemptions made by ALTUU’s stockholders in connection with the Extension and its impact on the amount of funds available in ALTUU’s trust account to complete an initial business combination; and those factors discussed in the Annual Report under the heading “Risk Factors,” and other documents of ALTUU filed, or to be filed, with the SEC. ALTUU does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact

Cody Slach

Gateway

ALTU@gatewayir.com

949-574-3860